                                                                   EXHIBIT 10.12




                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             INTELLIPOST CORPORATION

                                       AND

                              METROMAIL CORPORATION


                          DATED AS OF NOVEMBER 30, 1998

                               INDEX OF SCHEDULES




SCHEDULE              DESCRIPTION
--------              -----------
1.1(a)                Assets
1.1(a)(ii)            Patents, etc.
1.1(a)(iii)           Software Products
1.1(a)(vi)            Inventory
1.1(b)                Assumed Liabilities
2.2                   Governmental and Third Party Consents
2.3                   No Changes
2.4                   Restrictions on Business Activities
2.5                   Liens on Property
2.6                   Intellectual Property
2.7                   Agreements, Contracts and Commitments
2.8                   Litigation



ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I - THE ACQUISITION....................................................................-1-

        1.1    Purchase of Assets..............................................................-1-
        1.2    Consideration...................................................................-2-
        1.3    Transfer of Customers...........................................................-3-
        1.4    Closing.........................................................................-3-

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER..........................................-4-

        2.1    Organization of Seller..........................................................-4-
        2.2    Authority; Consents.............................................................-4-
        2.3    No Changes......................................................................-5-
        2.4    Restrictions on Business Activities.............................................-5-
        2.5    Title of Properties; Absence of Liens and Encumbrances..........................-5-
        2.6    Intellectual Property...........................................................-6-
        2.7    Agreements, Contracts and Commitments...........................................-6-
        2.8    Litigation......................................................................-7-
        2.9    Complete Copies of Materials....................................................-7-
        2.10   Representations Complete........................................................-7-
        2.11   Only Representations............................................................-7-
        2.12   Knowledge of Seller Defined.....................................................-7-

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER..........................................-7-

        3.1    Organization, Standing and Power................................................-7-
        3.2    Authority.......................................................................-8-
        3.3    No Knowledge of Breach of Representation or Warranty of Seller..................-8-
        3.4    DV2U Website....................................................................-8-

ARTICLE IV - ADDITIONAL AGREEMENTS.............................................................-8-

        4.1    Confidentiality.................................................................-8-
        4.2    Expenses........................................................................-8-
        4.3    Public Disclosure...............................................................-8-
        4.4    Consents........................................................................-9-
        4.5    Best Efforts....................................................................-9-
        4.6    Notification of Certain Matters.................................................-9-
        4.7    Additional Documents and Further Assurances.....................................-9-
        4.8    Tax Returns.....................................................................-9-
        4.9    Bulk Sales.....................................................................-10-

                                TABLE OF CONTENTS
                                  (CONTINUED)

ARTICLE V - CONDITIONS TO THE ACQUISITION.....................................................-10-

        5.1    Conditions to Obligations of Each Party to Effect the Acquisition..............-10-
        5.2    Additional Conditions to Obligations of Seller.................................-10-
        5.3    Additional Conditions to the Obligations of Buyer..............................-11-

ARTICLE VI - TERMINATION, AMENDMENT AND WAIVER................................................-12-

        6.1    Termination....................................................................-12-
        6.2    Effect of Termination..........................................................-12-
        6.3    Amendment......................................................................-13-
        6.4    Extension; Waiver..............................................................-13-

ARTICLE VII - GENERAL PROVISIONS..............................................................-13-

        7.1    Survival of Representations and Warranties Limitation of Claims................-13-
        7.2    Notices........................................................................-13-
        7.3    Interpretation.................................................................-14-
        7.4    Counterparts...................................................................-14-
        7.5    Entire Agreement...............................................................-14-
        7.6    Severability...................................................................-14-
        7.7    Other Remedies.................................................................-15-
        7.8    Governing Law..................................................................-15-
        7.9    Rules of Construction..........................................................-15-

                            ASSET PURCHASE AGREEMENT



        This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of November 30, 1998 by and between Intellipost Corporation, a Delaware corporation ("BUYER") and Metromail Corporation, a Delaware corporation ("SELLER").

                                    RECITALS

        A. The Boards of Directors of each of Seller and Buyer believe it is in the best interests of each company and their respective shareholders that Buyer acquire certain of the assets of, and assume certain of the liabilities of Seller (the "ACQUISITION") related to the Direct Value to You product line.

        B. Seller's Direct Value to You is an Internet sponsorship product engaged in the business of developing consumer information through sponsored offers on a website (the "Business").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                 THE ACQUISITION

        1.1 Purchase of Assets.

                (a) Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and acquire from Seller on the Closing Date (as defined in SECTION 1.4), all of Seller's right, title and interest in and to all of the assets and properties of Seller related to the Direct Value to You Product Line and set forth on SCHEDULE 1.1(A) (collectively the "ASSETS") free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively, "LIENS").

                (b) Assumption of Liabilities. Buyer shall not assume any liabilities or obligations of Seller except for those liabilities and obligations which Buyer expressly assumes pursuant to this Section 1.1(b). Without limiting the foregoing, it is expressly agreed that Buyer shall not assume any liabilities for employment, income, sales, property or other taxes incurred or accrued by Seller as of the Closing Date, except as provided in
Section 1.2(c). Seller will indemnify and hold Buyer harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or any of its affiliates related to or arising out of any liabilities or obligations of Seller, except for those liabilities or obligations expressly assumed by Buyer in this Section 1.1(b). At the Closing Buyer shall assume the following obligations and liabilities of Seller (collectively, the "ASSUMED LIABILITIES"): (A) all obligations and liabilities of Seller under the Contracts described in SCHEDULE 2.7 to the extent such contracts are assigned and transferred to Buyer at the Closing and (B) those obligations and liabilities of Seller set forth in SCHEDULE 1.1(B) hereto, and (C) Seller's obligations arising from the restrictions on the use of consumer lists developed from the Business relating to exclusions or preferences for the method of delivery of offers or solicitations to consumers. Buyer expressly is not assuming any obligations or liabilities, whether accrued, absolute, contingent, matured, unmatured or other, of Seller except for the Assumed Liabilities.

                (c) Risk of Loss. In the event any of the Assets are unavailable for delivery to Buyer on the Closing Date as a result of risks for which such Assets were insured by Seller, Buyer may at its option elect (i) to require Seller to deliver to Buyer assignments of such Seller's rights under its insurance policies, if any, applicable to such Assets and to close on that basis, or (ii) to not close due to the failure of a condition to closing if the amount of the loss reasonably can be expected to be in excess of $50,000. Seller hereby agrees to make such assignment of rights if Buyer so elects.

        1.2 Consideration.

                (a) Consideration for Assets. On the terms and subject to the conditions set forth in this Agreement (including, without limitation, the provisions of Section 7.1 hereof), as full payment for the transfer of the Assets by Seller to Buyer, Buyer shall pay to Seller the Purchase Price. The "PURCHASE PRICE" shall be equal to $400,000 in cash to be payable over time in quarterly increments with each increment equal to 75% of the net revenues received by Buyer from offline list sales of all of Buyer's databases during such quarter. As used herein, "net revenues" shall be defined as total sales of offline lists less actual expenses directly related to the sale of the offline lists. As used herein, "offline list sales" shall be defined as any sales of lists, for any purpose from any database owned or controlled by Buyer sold to any third party where such lists are used by such third party for marketing, modeling or promotion delivered by means other than Internet, including, without limitation, telephone and U.S. mail. In the event that the entire Purchase Price is not paid in full within thirty (30) months of the Closing Date, the remaining amount of the Purchase Price shall be due and payable within ninety (90) days. Buyer will provide a report to Seller and payment within 30 days of the end of each quarter. Such report shall list the amount of offline list sales from all of Buyer's databases, and the amount payable to Seller hereunder. Seller shall have the right to audit Buyer's books and records relating to such sales and net revenues from such sales on five (5) business days notice until the Purchase Price is paid in full.

                (b) Allocation of Purchase Price. Within 45 days following the Closing Buyer shall prepare and deliver to Seller (subject to Seller's approval) an allocation of the Purchase Price plus any other consideration properly allocable among the Assets (the "ALLOCATION"). The parties agree that all tax returns and reports (including Internal Revenue Service ("IRS") Form 8594) and all financial statements shall be prepared in a manner consistent with (and the parties shall not otherwise take a position inconsistent with) the Allocation unless required by the IRS or state taxing authority. The Allocation shall be prepared in a manner consistent with Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the income tax regulations promulgated thereunder.

                (c) Transfer Taxes. Buyer shall pay and promptly discharge when due the entire amount of any and all sales and use tax ("SALES TAXES") imposed or levied by reason of the sale of the Assets to Buyer. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Sales Taxes.

        1.3 Transfer of Customers.

                (a) Transfer of Customers.

                        (i) Intent. It is the intent of parties hereto that all of the Assets and all of Seller's backlog, if any, relating to the Assets be transferred to Buyer. Accordingly, all parties agree to use their best efforts to facilitate such transfer of customers as soon as possible.

                        (ii) Purchase Order Data. Seller shall provide or make available to Buyer, upon request (A) a list of all outstanding written customer orders, purchase orders and other customer commitments from Seller's current customers, (B) the names of all customers (the "CURRENT CUSTOMERS") and (C) such other information as is (AA) relevant to profitability on such items, (BB) available to Seller without incurring undue effort or expense and (CC) requested by Buyer.

                        (iii) Transfer of Orders; Assignments. Prior to the Closing, Seller and Buyer agree to cooperate with each other in conducting joint contacts with the Current Customers (as appropriate) for the purpose of attempting to obtain such customers' consent to transfer orders from Seller to Buyer (or to issue new orders to Buyer for the same or similar items) and to assign Seller's rights and benefits under the Contracts to Buyer as of the Closing.

                        (iv) Assumption of Obligation. To the extent that an order is transferred or assigned to Buyer or that Buyer accepts a new purchase order from a Current Customer, Buyer agrees to assume and perform all obligations thereunder and to use reasonable efforts to fill the order in accordance with its terms.

                        (v) Restrictions on Use of Database. Buyer agrees to abide by all restrictions requested by consumers who are listed in the database of Internet consumers transferred with the Assets, including all restrictions on the method by which such consumers may be contacted for marketing purposes.

        1.4 Closing.

                (a) Closing. Unless this Agreement is earlier terminated pursuant to Section 6.1, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the last of the conditions to Closing as set forth in
Article V hereof, or on such other time and/or date as the parties agree (the actual date on which the Closing occurs is referred to herein as the "CLOSING DATE").

                (b) Delivery. At the Closing:

                        (i) Buyer shall deliver to Seller an instrument of assumption of liabilities by which Buyer shall assume the Assumed Liabilities as of the Closing;

                        (ii) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Assets free and clear of any and all Liens; and

                        (iii) Seller and Buyer shall deliver or cause to be delivered to one another such other instruments and documents necessary or appropriate to evidence the due execution, delivery and performance of this Agreement.

                (c) Taking of Necessary Action; Further Action. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Assets, the officers and directors of Seller are fully authorized in the name Seller or otherwise to take, and will take, all such lawful and necessary and/or desirable action as Buyer shall reasonably request.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by Seller to Buyer (the "SELLER SCHEDULES") and dated as of the date hereof, as follows:

        2.1 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted.

        2.2 Authority; Consents. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy and similar laws and general principles of equity. Except as set forth on SCHEDULE 2.2, the execution and delivery of this Agreement by Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, materially conflict with, or result in any material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of Seller or (ii) except for any contracts or other agreements that are not assignable without consent, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Assets.

        2.3 No Changes. Except as set forth in SCHEDULE 2.3, since September 1, 1998 there has not been, occurred or arisen any:

                (a) destruction of, damage to or loss of any Assets of Seller (whether or not covered by insurance) that constitutes a Material Adverse Effect;

                (b) acquisition, sale or transfer of any Asset except in the ordinary course of business as conducted on that date;

                (c) notice of or, to the best knowledge of Seller, threat of commencement of any lawsuit or proceeding against or investigation of Seller with respect to the Assets;

                (d) notice of any claim of ownership by a third party of Seller's Assets;

                (e) any event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect; or

                (f) negotiation or agreement by Seller or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (e) (other than negotiations with Buyer and its representatives regarding the transactions contemplated by this Agreement).

        2.4 Restrictions on Business Activities. Except as provided in SCHEDULE 2.4, there is no agreement, commitment, judgment, injunction, order or decree binding upon Seller or the Assets which has or could reasonably be expected to have the effect of prohibiting or impairing the continued use by Buyer of the Assets following the Closing.

        2.5 Title of Properties; Absence of Liens and Encumbrances. Seller has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the Assets, free and clear of any Liens, except as reflected in SCHEDULE 2.5. Seller has full corporate right and corporate power to (and at the Closing will) sell, convey, assign, transfer and deliver to Buyer good title to all the Assets which it purports to own, free and clear of all Liens, except (i) for the Assumed Liabilities, (ii) for statutory liens for taxes not yet due, and (iii) as reflected in SCHEDULE 2.5.

        2.6 Intellectual Property.

                (a) Seller owns a valid right or license to use the Intellectual Property listed on Schedule 1.1(a)(ii) (the "Intellectual Property") being used or held for use to conduct the Business, and the conduct of the Business currently and in the past, to the knowledge of Seller, does not conflict with and has not conflicted with valid intellectual property rights of others. All Intellectual Property owned by Seller is so owned free and clear of all Liens and no other person, including without limitation any present or former employee, officer or director of Seller, has any right whatsoever therein. To Sellers' knowledge, neither Seller nor any present or former employee thereof has violated or, by conducting the Business in the ordinary course would violate, any of the intellectual property rights of any other person or entity. Seller does not have any obligation to compensate any person or entity for the use of any Intellectual Property, except for any Intellectual Property licensed by Seller which requires a license fee, nor has Seller granted to any person or entity any license, option or other rights to use in any manner any of the Intellectual Property, whether requiring the payment of royalties or not. No former or current employee of Seller has any right whatsoever to any Intellectual Property.

                (b) Except as provided in Schedule 2.6, Seller has all right, title and interest in and to the software products and the software technology and related documentation included in the Assets as identified on Schedule 1.1(a)(iii) (the "SOFTWARE"). Except as provided in Schedule 2.6, no person or entity other than Seller owns any right, title or interest in the Software including, without limitation, any right to manufacture, use, copy, distribute or sublicense any object code or source code thereof. Except as provided in
Schedule 2.6, (i) the Software is not subject to any Liens, (ii) Seller has not been notified of or served with pending or, to Seller's knowledge, threatened challenge of infringement of the rights of others, nor to the knowledge of Seller is there any basis for a challenge of infringement of any such rights of others, and (iii) the Software is freely transferable and assignable to Buyer and will not be rendered invalid or adversely affected in any way by virtue of the execution, delivery and performance of this Agreement.

        22.7 Agreements, Contracts and Commitments. Set forth on SCHEDULE 2.7 is a list of all agreements, contracts and commitments, written or oral, to which Seller is a party or by which it is bound that relate to the Business or the Assets being transferred. Those agreements, contracts and commitments that are assignable without the consent of the other party shall be assigned, and Seller shall assist Buyer in obtaining consent where required.

        Except for such (i) breaches, violations and defaults, (ii) alleged breaches, violations and defaults, and (iii) events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, noted in SCHEDULE 2.7 and those which reasonably would not be expected to have a Material Adverse Effect, Seller has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract. Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.7, is not subject to any default thereunder of which Seller has knowledge by any party obligated to Seller pursuant thereto. Seller will provide reasonable assistance to Buyer in obtaining all necessary consents, waivers and approvals of parties to any Contract as are required to assign all rights and benefits thereunder to Buyer as of the Closing.

        2.8 Litigation. Except as set forth in SCHEDULE 2.8, Seller has not been notified of or served with any action, suit or proceeding of any nature or, to Seller's knowledge, threatened against Seller with respect to the Assets or the Business, nor, to the knowledge of Seller, is there any basis therefor. SCHEDULE
2.8 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested.

        2.9 Complete Copies of Materials. Seller has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Buyer or its counsel.

        2.10 Representations Complete. None of the representations or warranties made by Seller (as modified by Seller Schedules), nor any statement made in any Exhibit or certificate furnished by Seller pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller which reasonably would be expected to have a Material Adverse Effect which has not been set forth in this Agreement, except those facts concerning general economic, legislative, regulatory or other matters such as may generally impact all businesses of the type operated by Seller.

        2.11 Only Representations. Other than as set forth in this Agreement, the Exhibits and Schedules hereto, Seller makes no representations or warranties to Buyer.

        2.12 Knowledge of Seller Defined. Where Seller has given a representation or warranty based on Seller's knowledge, such knowledge shall be limited to the actual knowledge of Thomas Newkirk or other employees of Seller who have been directly involved in the Business as of the date of this Agreement.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

        3.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

        3.2 Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws and general principles of equity.

        3.3 No Knowledge of Breach of Representation or Warranty of Seller. Buyer is not aware of any facts, circumstances or conditions that would render any of the representations and warranties of Seller inaccurate, untrue or false, or any facts, circumstances or conditions that have been omitted that are necessary to make the facts disclosed not misleading.

        3.4 DV2U Website. Buyer will have the existing DV2U website operational such that consumers may visit the site to register for sweepstakes currently offered on the site. Such obligation shall terminate on December 31, 1999.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

        4.1 Confidentiality. Each of the parties hereto hereby agrees to keep such information or knowledge obtained in any investigation in connection with this transaction, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law or this Agreement, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

        4.2 Expenses. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

        4.3 Public Disclosure. Unless otherwise required by law, prior to the Closing Date, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Buyer and Seller prior to release, provided that such approval shall not be unreasonably withheld, subject, in the case of Buyer, to Buyer's obligation to comply with applicable securities laws.

        4.4 Consents. Seller shall provide reasonable assistance to Buyer to obtain all necessary consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition so as to transfer to Buyer all rights of Seller thereunder.

        4.5 Best Efforts. Subject to the terms and conditions provided in this Agreement and to the fiduciary duties of the board of directors of Seller under applicable law as advised by outside counsel, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations: to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Buyer shall not be required to agree to any divestiture by Buyer or any of Buyer's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Buyer or its subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets (including without limitation the Assets), properties and stock.

        4.6 Notification of Certain Matters. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Seller and Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Seller or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        4.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may reasonably be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        4.8 Tax Returns. Seller shall be responsible for and pay when due (i) all of Seller's Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date and (ii) all Taxes attributable to, levied or imposed upon, or incurred in connection with the Seller's business operations. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller's Tax Returns required to be filed in connection with the Assets and any portion of any such Tax Returns connected therewith shall be true and correct and completed in accordance with applicable laws. Buyer shall be responsible and pay when due all Taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) after the Closing Date

        4.9 Bulk Sales. Buyer hereby agrees to waive the requirement, if any, that Seller comply with any bulk transfer law which may be applicable to the transactions contemplated by this Agreement; provided, that Seller agrees to indemnify and hold harmless Buyer with respect to any noncompliance with such laws and Buyer's waiver with respect thereto.

                                    ARTICLE V

                          CONDITIONS TO THE ACQUISITION

        5.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                (a) Corporate Approvals. This Agreement and the Acquisition shall have been approved and adopted by the requisite vote of the Board of Directors and/or stockholders of Buyer and Seller.

                (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

                (c) If required, Articles of Transfer in compliance with laws of the State of Illinois and/or Delaware shall have been duly executed by Buyer and Seller.

        5.2 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

                (a) Representations, Warranties and Covenants. The representations and warranties of Buyer in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and Buyer shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                (b) Certificate of Buyer. Seller shall have been provided with a certificate duly executed on behalf of Buyer to the effect that, as of the Closing Date:

                        (i) all representations and warranties made by Buyer in this Agreement are true and complete; and

                        (ii) all covenants, obligations and conditions of this Agreement to be performed by Buyer on or before such date have been so performed.

                (c) Investment in Buyer. Buyer shall have raised a minimum of $2,500,000 through the sale of its equity securities.

        5.3 Additional Conditions to the Obligations of Buyer. The obligations of Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Buyer:

                (a) Representations, Warranties and Covenants. The representations and warranties of Seller in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time and Seller shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                (b) Certificate of Seller. Buyer shall have been provided with a certificate executed on behalf of Seller to the effect that, as of the Closing
Date:

                        (i) all representations and warranties made by Seller in this Agreement are true and complete; and

                        (ii) all covenants, obligations and conditions of this Agreement to be performed by Seller on or before such date have been so performed.

                (c) Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the Business or the Assets of Seller.

                (d) No Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Buyer's proposed acquisition of the Assets, or limiting or restricting Buyer's conduct or operation of the Business (or its own business) following the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

                (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the Assets.

                (f) Third Party Rights. No third party shall have any right of any nature whatsoever (including, without limitation, any right to receive royalty payments) in respect of any of the Assets, except rights to use Products pursuant to licenses granted by Seller in the ordinary course of business.


                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

        6.1 Termination. Except as provided in Section 6.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing
Date:

                (a) by mutual consent of Seller and Buyer;

                (b) by Buyer or Seller if: (i) the Closing has not occurred by December 31, 1998; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

                (c) by Buyer if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Buyer's ownership or operation of all or a portion of the Business or the Assets or (ii) compel Buyer to dispose of or hold separate all or a portion of the Business or the Assets or other businesses or assets of Buyer as a result of the Acquisition;

                (d) by Buyer if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within five (5) business days after written notice to Seller (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

                (e) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer and such breach has not been cured within five (5) business days after written notice to Buyer (provided that, no cure period shall be required for a breach which by its nature cannot be cured).

        6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Section 4.2 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        6.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        6.4 Extension; Waiver. At any time prior to the Closing Date, Buyer on the one hand, and Seller, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        7.1 Survival of Representations and Warranties Limitation of Claims. The representations and warranties of Seller set forth in this Agreement (as modified by Seller Schedules) or in any instrument delivered pursuant to this Agreement shall survive the Acquisition and continue for one (1) year. The representations and warranties of Buyer in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Acquisition. Seller's liability hereunder shall be limited to the amount of the Purchase Price actually paid by Buyer hereunder as of the date of any liability.

        7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Buyer, to:

                      Intellipost Corporation
                      565 Commercial Street
                      San Francisco, CA
                      Attention:  Chief Financial Officer
                      Telecopy No.:  (415) 676-3700

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304
                      Attention:  Mario M. Rosati, Esq.
                      Telecopy No.:  (415) 496-4082

               (b)    if to Seller, to:

                      Metromail Corporation
                      360 E. 22nd St.
                      Lombard, Illinois
                      Attn:  Chairman

                      with a copy to:

                      Experian Information Solutions, Inc.
                      505 City Parkway West, 10th Fl.
                      Orange, CA  92868
                      Attn:  General Counsel

                      Telecopy No: (714) 938-2513

        7.3 Interpretation. When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        7.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        7.5 Entire Agreement. This Agreement, and the Schedules and Exhibits hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder, unless expressly provided otherwise; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

        7.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        7.7 Other Remedies. Except as otherwise provided herein or in the any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        7.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        7.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



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                                      -15-

        IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



                                            INTELLIPOST CORPORATION

                                            By /s/ Steven M. Markowitz
                                               ---------------------------------
                                               Name: Steven M. Markowitz
                                               Title:



                                            METROMAIL CORPORATION

                                            By /s/ Thomas Gasparini
                                               ---------------------------------
                                               Name:
                                               Title:



ASSET PURCHASE AGREEMENT